EXHIBIT 99.1

microHelix Announces
Second Quarter Financial Results

For Immediate Release

Contact:	Terry Rixford Chief Financial Officer (503) 968-1600
RCG Capital Markets Group, Inc. (480) 675-0400 Retail: Robert Blum, Tom Nelson Analysts / Institutional: Joe Dorame Media: Jeff Stanlis

(July 25, 2002) — PORTLAND, Oregon — microHelix, Inc. (Nasdaq: MHLX), a developer and supplier of technologically advanced, customized interconnect systems to the medical device industry, today announced financial results for the second quarter ended June 30, 2002.

The company posted revenue of $1,010,000 compared to $1,755,000 reported for the quarter ended June 30, 2001. The Company reported a net loss of $1,245,000 or $.27 per share, compared to a net loss of $269,000 or $.21 per share for the same period last year.

For the six-month period ended June 30, 2002, the Company reported revenue of $2,303,000 compared to revenue of $3,355,000 for the six-month period ended June 30, 2001. The Company reported a net loss of $1,946,000, or $.42 per share, compared to a net loss of $313,000, or $.24 per share, for the same six-month period last year.

Sales in the quarter were adversely impacted by the continued downturn in the ultrasound business, inventory balancing by several customers and the shift of some production into later fiscal quarters as customers actively managed their own incoming orders and projected shipments. Government grant and contract revenues have also declined as a result of the Company’s strategic shift in focus toward manufacturing. The continued downturn in the U.S. economy was unforeseen when we were completing our Initial Public Offering. We have however begun to see stabilization in the principal markets we serve and anticipate gradually improving trends in the second half of this fiscal year.

The unfavorable gross profit in the quarter was primarily caused by the underutilization of our ultrasound manufacturing facility in Mexico and the cost associated with the cable development work on implantable LVADs, Left Ventricle Assist Devices.

“Despite the negative margins we are experiencing on LVAD development, I continue to see the LVAD and neurostimulation device businesses as microHelix’s future,” said Dick Sass, President and

Chief Executive Officer of microHelix. “In order for microHelix to become a leading player in these businesses we are required to make significant investments in research and development efforts today. We believe these investments should assist microHelix in becoming a leading provider of critical interconnect components to the implantable medical device manufacturers. While the current climate is certainly difficult, we firmly believe we are making the right decisions to properly position microHelix for the growth opportunities that these markets will present.”

During the second quarter, the Company began a program to expand its marketing capability by augmenting its direct sales force with the appointment of key manufacturer representatives in selected areas throughout the country. This strategy is designed, in part, to replace revenue lost from the ultrasound business and to more effectively utilize manufacturing capacity in the Company’s Nogales, Mexico facility.

Mr. Sass continued, “We now have a sufficient number of products available that it makes sense for us to use manufacturers representatives to supplement our internal sales force. We have already signed agreements with two major organizations, and we anticipate expanding this strategy during the second half of 2002.”

Terry Rixford, Chief Financial Officer, stated, “The Company’s goal for fiscal 2002 was to achieve a 30% growth from existing operations. It is obvious at this time, with the depressed sales of ultrasound products, that goal will not be achieved. Based on the visibility that we have at this time, we anticipate that sales in the second half of this year should exceed the $2.9 million sales achieved in the second half of 2001.”

Management will discuss these financial results in a conference call at 4:30 p.m. July 25, 2002. Interested parties can access the call by dialing (800) 314-7867 or by accessing the web cast at http://investor.microhelix.com/medialist.cfm. A replay of the call will be available at (719) 457-0820 for 7 days following the call, confirmation code 166927, and the web cast can be accessed at www.rcgonline.com for 30 days as well.

microHelix, Inc. is a leading manufacturer of sophisticated interconnect cabling systems designed for the ultrasound, minimally invasive and fully-implantable medical device markets. microHelix also leverages its design and manufacturing capabilities to serve commercial and defense OEMs. microHelix’s interconnect systems are designed into devices manufactured by OEM customers and are used in applications like electrophysiology cardiac mapping, left ventricular assist devices, and heads up displays. microHelix has a distinct technological competitive advantage protected by 10 approved U.S. patents and 13 pending patents covering proprietary microminiature methods of manufacturing electronic interconnect systems and related technology.

Statements in this press release other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current views and estimates of future economic and market circumstances, industry conditions, company performance and financial results. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are subject to risks and uncertainties that could cause the company’s actual future results to differ materially from the results discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, competition from existing or new products, production delays, lack of market acceptance of the company’s products, general economic conditions, and such other risks and factors as are described from time to time in the company’s Securities and Exchange Commission filings. The forward-looking statements we make today speak only as of today and we do not undertake any obligation to update any such statements to reflect events or circumstances occurring after today.

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STATEMENT OF OPERATIONS (in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2001	2002	2001	2002

SALES:
Wire and cable	$1,425	$873	$2,781	$2,103
Government contracts	330	137	574	200

Total sales	1,755	1,010	3,355	2,303
COST OF SALES:
Wire and cable	1,238	1,176	2,170	2,217
Government contracts	185	131	313	192

Total cost of sales	1,423	1,307	2,483	2,409

Gross profit	332	(297)	872	(106)

OPERATING EXPENSES:
Research and development	26	124	70	254
Sales and marketing	105	220	202	414
General and administrative	331	580	635	1,128

Total operating expenses	462	924	907	1,796

INCOME (LOSS) FROM OPERATIONS	(130)	(1,221)	(35)	(1,902)
OTHER INCOME (EXPENSE)
Interest income	—	21	—	47
Interest expense and finance charges	(97)	(24)	(196)	(42)
Interest expense to shareholder	(42)	(21)	(82)	(49)

Other expense — net	(139)	(24)	(278)	(44)

NET LOSS	$(269)	$(1,245)	$(313)	$(1,946)

SHARES OUTSTANDING	1,332	4,660	1,332	4,660

NET LOSS PER SHARE	$(0.21)	$(0.27)	$(0.24)	$(0.42)

BALANCE SHEET (in thousands)

	12/31/01	6/30/02

ASSETS
CURRENT ASSETS
Cash	$7,353	$3,251
Restricted short-term investment	—	1,344
Accounts receivable, net	1,049	570
Inventories	880	948
Prepaid expenses and other assets	171	95

Total current assets	9,453	6,208
PROPERTY, PLANT, AND EQUIPMENT — Net	1,868	1,750
INTANGIBLE AND OTHER ASSETS — Net	4,926	4,923

TOTAL	$16,247	$12,881

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	842	377
Accrued interest	531	—
Accrued liabilities	378	433
Line of Credit	711	711
Notes payable to shareholder	326	535
Deferred shareholder compensation	200	—
Current Portion of Long-Term Debt	250	250

Total current liabilities	3,238	2,306
LONG-TERM DEBT
Notes payable	500	383
Note payable to shareholder	1,000	600

Total long-term liabilities	1,500	983
Total liabilities	4,738	3,289

SHAREHOLDERS’ EQUITY
Common stock	14,179	14,179
Additional paid in capital	6,485	6,485
Notes receivable from shareholders	(58)	(58)
Deferred compensation	(85)	(66)
Accumulated deficit	(9,012)	(10,948)

Total shareholders’ equity (deficit)	11,509	9,592

TOTAL	$16,247	$12,881